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                                                                EXHIBIT 10(xi)





                                   AGREEMENT

                 AGREEMENT, dated as of December 2, 1994, among American Standard Inc., a Delaware corporation ("ASI"), American Standard Companies Inc., a Delaware corporation (the "Company"), and Kelso & Company, L.P., a Delaware limited partnership ("Kelso").

                 WHEREAS, ASI and Kelso are parties to a Consulting Agreement, dated as of July 1, 1988 (the "Consulting Agreement"), which, among other things, provides that Kelso shall receive an annual fee of up to $2,750,000 so long as Kelso, together with its affiliates, holds at least 20% of the outstanding common stock of either the Company or ASI;

                 WHEREAS, Kelso has provided general management and financial consulting services to ASI pursuant to the Consulting Agreement;

                 WHEREAS, Kelso also has provided and is providing other services to the Company and ASI, including participating in strategic planning and business strategy for ASI, advising the Company and ASI in connection with the reorganization of ASI's senior management and the Company's and ASI's board of directors, assisting the Company and ASI in connection with numerous financings and refinancings and providing strategic consulting services with respect to the proposed public offering (the "Offering") of the Company's common stock (the "Common Stock");

                 WHEREAS, Kelso has agreed to release the Company and ASI from any and all claims Kelso may have for any compensation in connection with such prior and current services and to continue to provide such services without compensation (other than the reimbursement of expenses incurred in the performance of such services);

                 WHEREAS, in order to facilitate the Offering (which Kelso and Kelso ASI Partners, L.P., a Delaware limited partnership ("ASI Partners"), deem to be in the best interests of ASI Partners and the Company), Kelso has agreed to make certain covenants with respect to shares of common stock of the Company ("Common Stock") owned by Kelso, ASI Partners or any investment fund controlled by Kelso ("Kelso Fund") and to undertake additional administrative responsibilities as manager of ASI Partners and each Kelso Fund in order to insure compliance with such covenants by ASI Partners and each Kelso Fund;
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                 WHEREAS, in consideration of the foregoing, the Company has agreed to pay Kelso a one-time fee;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                 1. Amendment of the Consulting Agreement. Effective as of the Payment Date (as defined in Section 4 hereof), ASI's obligation under
Section 3 of the Consulting Agreement to pay to Kelso any fees will terminate. Notwithstanding the foregoing, the remainder of the Consulting Agreement will remain in full force and effect, including Kelso's obligation to continue to provide ongoing consulting services pursuant to Section 1 thereof for the term specified in Section 2 thereof and ASI's obligation to reimburse Kelso's expenses pursuant to Section 4 thereof.

                 2. Release. Effective as of the Payment Date, Kelso hereby releases the Company and ASI from all claims for compensation for management, financial advisory or other services rendered or to be rendered by Kelso to the Company or ASI, including, without limitation, services rendered in connection with the Offering, provided, however, that the Company shall promptly reimburse Kelso for its reasonable and necessary out-of-pocket expenses incurred in the performance of such services.

                 3. Agreements Relating to Common Stock. In order to facilitate the Offering (which Kelso and ASI Partners deem to be in the best interests of ASI Partners and the Company), Kelso agrees:

                 (a) to provide, and to cause ASI Partners, any other Affiliate (as defined in Section 8 hereof) of Kelso or any Kelso Fund that owns Common Stock to provide, advance notice to and to consult with the Company a reasonable time prior to the disposition of any shares of Common Stock (other than (i) pursuant to non-block trades on any stock exchange or NASDAQ, (ii) any disposition by ASI Partners or any such entity to an Affiliate of ASI Partners or any such entity, (iii) pursuant to a public offering or (iv) pursuant to Section 11(b) of the Amended and Restated Stockholders Agreement to be entered into by the Company, ASI Partners and certain members of ASI's management as of the date hereof (the "Stockholders Agreement "));





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                 (b) except as provided in Section 2.6 of the Stockholders
         Agreement, to use, and to cause ASI Partners, any other Affiliate of Kelso or any Kelso Fund that owns Common Stock to use, reasonable efforts (consistent with such entity's fiduciary duties to its investors) in connection with any sale by Kelso, ASI Partners, any other Affiliate of Kelso or any Kelso Fund, respectively, of any shares of Common Stock not to cause any undue fluctuations in the public market for the Common Stock;

                 (c) except as permitted by the Stockholders Agreement, to cause ASI Partners, any other Affiliate of Kelso and any Kelso Fund that owns Common Stock not to initiate, propose or support (consistent with such entity's fiduciary duties to its investors) any solicitation for the approval of any stockholder proposal that is not supported by the Board of Directors of the Company (the " Board");

                 (d) to comply, and to cause ASI Partners, any other Affiliate of Kelso and any Kelso Fund that owns Common Stock to comply, with the "Right of First Offer" provisions set forth in Section 11 of the Stockholders Agreement prior to the sale by any such entity of more than 15% of the Common Stock then outstanding other than any sale (i) in connection with a bona fide public distribution or brokerage transaction under Rule 144 under the Securities Act of 1933, as amended, (ii) to any Affiliate of any such entity or (iii) pursuant to
         Section 11(b) of the Stockholders Agreement, provided that such Stockholders Agreement also contain ASI Partners' right to designate a specified number of individuals for election to the Board and specified demand and piggyback registration rights with respect to public offerings of Common Stock; and

                 (e) to provide reasonable advance notice to the Board of any proposed acquisition by Kelso, or any Affiliate of Kelso or any Kelso Fund of any additional shares of Common Stock or any assets of the Company or its subsidiaries and, if objected to by a majority of the members of the Board not affiliated with Kelso, not to acquire and to cause any Affiliate of Kelso and any Kelso Fund not to acquire, any such shares or assets, including, without limitation, by way of causing the distribution to the Company's stockholders of any such assets.





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                 4.  Fee.  In consideration of the foregoing and of the
other arrangements and agreements being made in connection with the Offering (other than the assignment of 80% of the Company's limited partnership interest in Kelso Investment Associates V, L.P. to an Affiliate of Kelso), together with Kelso's agreement to undertake the additional administrative responsibilities as manager of ASI Partners and the Kelso Funds in order to insure compliance by ASI Partners and each Kelso Fund with the covenants set forth in Section 3 hereof, ASI will pay Kelso a one-time fee of $20 million on or before December 15, 1994 (the date such payment is made being referred to herein as the "Payment Date"), by wire transfer of immediately available funds to an account of Kelso designated in writing to ASI at least one business day prior to the Payment Date.

                 5. Indemnification. The Company and ASI, jointly and severally, will indemnify Kelso and its officers, directors, employees, agents and Affiliates to the full extent lawful against any and all claims, losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee's counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other proceedings arising therefrom) arising out of any services rendered by Kelso pursuant to the Consulting Agreement or Kelso's status as a control person or Affiliate of the Company or ASI, provided, however, there shall be excluded from any indemnification pursuant to this Section 5 any such claim, loss or expense that is based upon any action or failure to act by Kelso that is found in a final judicial determination to constitute gross negligence or intentional misconduct on Kelso's part or an action for which a control person or Affiliate, as the case may be, would otherwise have liability to the Company or ASI or their stockholders under applicable Delaware law. The Company and ASI will advance costs and expenses, including attorney's fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company and ASI pursuant to this Agreement. The Company's obligations set forth in this Section 5 shall survive the termination of Kelso's services pursuant to Section 2 of the Consulting Agreement.





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                 6.  Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                 7. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of New York, without regard to the rules of conflicts of laws.

                 8. Affiliate. For purposes of this Agreement, "Affiliate" shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified person, except that for purposes of Section 3 hereof, "any Affiliate of Kelso" shall not include any portfolio company of Kelso or any of its Affiliates, provided that ASI Partners and its Affiliates have not transferred any shares of Common Stock to such portfolio company.

                 9. Termination. This Agreement shall terminate when ASI Partners and its Affiliates cease to be subject to any obligations under the Stockholders Agreement.





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                 IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.

                                     AMERICAN STANDARD INC.


                                     By: /s/ RICHARD A. KALAHER
                                         --------------------------
                                     Name:  Richard A. Kalaher
                                     Title: Acting General Counsel & Secretary


                                     AMERICAN STANDARD COMPANIES INC.

                                     By: /s/ RICHARD A. KALAHER
                                         --------------------------
                                     Name:  Richard A. Kalaher
                                     Title: Acting General Counsel & Secretary


                                     KELSO & COMPANY, L.P.

                                     By: Kelso & Companies, Inc.,
                                         its general partner


                                     By: /s/ FRANK T. NICKELL
                                         ----------------------
                                     Name:   Frank T. Nickell
                                     Title:  President





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